UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) July 21, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On July 21, 2009, the Registrant announced its consolidated financial results for the quarter ended June 30, 2009. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller
July 21, 2009

3

JULY 21, 2009	Media Contact:	Anthony Farina
WILMINGTON, Del.		302-773-4418
anthony.r.farina@usa.dupont.com

	Investor Contact:	302-774-4994
DuPont Posts Solid Second Quarter 2009 Results
Company Benefits from Seed Share Gains and Lower Costs
Highlights:
•	DuPont’s second quarter earnings were $.46 per share including a net $.15 per share charge for significant items (see Schedule B.) Excluding significant items, earnings were $.61 per share.

•	Fixed cost reduction and productivity actions benefited second quarter pre-tax earnings by about $335 million, bringing year-to-date cost reduction to about $600 million — more than halfway toward achieving the full year goal of $1 billion.

•	Raw material, energy and freight costs adjusted for currency and volume were 5 percent lower versus 2008, providing about $225 million benefit in the quarter. Results were in-line with company expectations and supported an outlook of about 4 to 6 percent lower variable costs for the full year.

•	Agriculture & Nutrition segment’s second quarter earnings increased 15 percent to a record $580 million, driven by a 21 percent increase in seed sales, reflecting price increases and North America share gains.

•	Combined sales volumes of Coatings & Color Technologies, Electronic & Communication Technologies, Performance Materials and Safety & Protection segments were 25 percent below second quarter 2008, but showed solid increases from the first quarter 2009 beyond the normal seasonal run-up.
                    “Our aggressive actions to improve productivity and reduce costs across the company are paying off as we contend with continued weak demand in key segments,” said DuPont CEO Ellen J. Kullman. “Strong performance by our Agriculture & Nutrition segment combined with positive earnings contributions from all other business segments resulted in a solid second quarter given the continuing impact of the global recession. We will continue to rigorously apply the financial discipline and operational excellence needed during one of the most challenging economic periods ever seen.”

Net Income and Global Consolidated Sales
                    Net income attributable to DuPont for the second quarter 2009 was $417 million versus $1,078 million in the prior year. The decline in net income principally reflects significantly lower sales volume, current quarter restructuring charges, and adverse currency impact. Consolidated net sales in the second quarter of $6.9 billion were 22 percent lower than prior year, principally reflecting 19 percent lower volume and a net 1 percent reduction due to portfolio changes. Local prices were 3 percent higher, largely driven by higher seed prices, but were more than offset by a 5 percent negative impact from currency exchange rates. Lower sales volume reflects the recessionary impact across global markets served by DuPont. The table below shows sales by region and variances versus second quarter 2008.

	Three Months Ended
	June 30, 2009		Percentage Change Due to:
			Local
		%	Currency	Currency		Portfolio/
(dollars in billions)	$	Change	Price	Effect	Volume	Other
U.S.	$3.1	(13)	4	—	(15)	(2)
Europe	1.7	(38)	2	(13)	(27)	—
Asia Pacific	1.2	(18)	1	(3)	(16)	—
Canada & Lat. America	0.9	(20)	5	(9)	(16)	—
Total Consolidated Sales	$6.9	(22)	3	(5)	(19)	(1)
Earnings Per Share
                    The table below shows year-over-year earnings per share (EPS) variances for the second quarter. The earnings decline principally reflects lower sales volume and capacity utilization, and the impact of the stronger dollar, partly offset by higher local selling prices and lower costs. Fixed cost increases for growth initiatives and pensions were more than offset by $335 million of cost savings achieved from savings projects and restructuring, with a net fixed cost reduction of $42 million or $.04 per share. This excludes fixed cost reductions resulting from lower volume and currency impact.

EPS ANALYSIS

2Q

EPS — 2008	$1.18

Local prices	.23
Variable costs *	.19
Volume	(.61)
Low capacity utilization **	(.09)
Fixed costs *	.04
Currency	(.18)
Tax	(.04)
Prior year litigation settlement	(.04)
Other ***	(.07)

EPS - 2009 excluding significant items	$.61
Significant items (Schedule B)	(.15)

EPS — 2009	$.46

*	Excluding volume and currency impact.

**	Fixed manufacturing cost, normally reflected in inventory, expensed as a result of low production volumes.

***	Includes equity affiliate income and net interest expense.
Business Segment Performance
                    The tables below show second quarter 2009 segment sales and related variances versus prior year, and pre-tax operating income (loss). Total segment operating performance reflects pre-tax operating income (PTOI) of $872 million, a 49 percent decline versus prior year. Excluding significant items, PTOI was $1,087 million, down 37 percent, as PTOI increases versus prior year for Agriculture & Nutrition and pharmaceuticals were more than offset by substantial earnings declines for the other four segments.

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	June 30, 2009		Due to:
			USD		Portfolio
	$	% Change	Price	Volume	and Other
Agriculture & Nutrition	$2.6	3	7	(4)	—
Coatings & Color Technologies	1.4	(26)	(5)	(21)	—
Electronic & Communication Technologies	0.8	(26)	(3)	(23)	—
Performance Materials	1.1	(40)	(8)	(29)	(3)
Safety & Protection	1.0	(37)	(8)	(29)	—

*	Segment sales include transfers

PRE-TAX OPERATING INCOME (LOSS)

	Three Months Ended			Three Months Ended
	June 30, 2009			June 30, 2008
		Significant	Excluding
(Dollars in millions)	Reported	Items	Significant Items	Prior Year

Agriculture & Nutrition	$580	$(1)	$581	$504
Coatings & Color Technologies	106	(27)	133	247
Electronic & Communication Technologies	(35)	(72)	37	170
Performance Materials	5	(32)	37	223
Safety & Protection	(13)	(84)	71	302

Total Growth Platforms	643	(216)	859	1,446
Pharmaceuticals	272	—	272	265
Other	(43)	1	(44)	1

Total Segments	$872	$(215)	$1,087	$1,712
The following is a summary of business results for each of the company’s operating segments, comparing sales and PTOI excluding significant items for second quarter 2009 versus second quarter 2008. All references to selling price changes are on a U.S. dollar basis, including the impact of currency.
Agriculture & Nutrition
•	Sales of $2.6 billion were up 3 percent, driven by North America corn and soybean seed price increases, and seed share gains which were partially offset by unfavorable currency and lower volumes of crop protection products.

•	PTOI was up 15 percent at $581 million, reflecting record North America seed sales and the absence of last year’s $52 million charge on open soybean contracts, partly offset by significant unfavorable currency impact and increased commodity costs.
Coatings & Color Technologies
•	Sales of $1.4 billion were down 26 percent, primarily reflecting continued weakness in motor vehicle markets and, to a lesser extent, titanium dioxide products.

•	PTOI of $133 million reflects lower sales volumes and unfavorable currency impact, partly offset by fixed cost reductions and pricing gains.
Electronic & Communication Technologies
•	Sales of $795 million were down 26 percent, reflecting 23 percent lower volume and 3 percent lower selling prices. Softness in consumer and general industrial markets and a weak weather-related refrigerant season reduced demand.

•	PTOI of $37 million reflects lower sales volumes and unfavorable currency, which more than offset cost reductions and pricing gains in fluoroproducts.
Performance Materials
•	Sales of $1.1 billion were down 40 percent, reflecting weak demand in major markets in all regions, particularly in motor vehicle and general industrial markets.

•	PTOI of $37 million principally reflects lower sales volume and unfavorable currency, partly offset by lower raw material costs and fixed cost reductions.
Safety & Protection
•	Sales of $1.0 billion were down 37 percent, reflecting a 29 percent volume decline and 8 percent lower selling prices. Significant volume declines occurred primarily in general industrial and construction markets.

•	PTOI of $71 million principally reflects lower market demand, partly offset by lower raw material costs and fixed cost reductions.
Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.
2009 Cost Reduction and Productivity Progress
          As previously announced, DuPont has expanded actions to address global market conditions and further enhance its long-term competitiveness, which include higher 2009 targets for cost and capital reductions. Below is a progress summary of the company’s actions.
•	Restructuring and productivity programs yielded a second quarter benefit of $335 million. This brings year-to-date cost reduction to about $600 million versus the company’s 2009 fixed cost reduction goal of $1 billion.

•	Year-to-date capital expenditures were about $700 million versus the company’s full year target of $1.4 billion.

•	First half seasonal working capital build was 40 percent less than 2008. This reflects a $1 billion inventory reduction versus June 2008, with about one-third attributed to productivity and projects directed at inventory management.

•	For the year, $1 billion of working capital reduction projects have been identified and the company expects to deliver the $1 billion improvement over 2008 as previously announced.
Outlook
                    The company reaffirmed its 2009 earnings outlook range of $1.70 to $2.10 per share, excluding significant items. The outlook anticipates prevailing weak demand across key markets other than agriculture with gradual improvement from current recessionary levels during the remainder of 2009.

Favorable conditions are expected in southern hemisphere agriculture markets with the benefit of increased market share for new products and related higher selling prices. The full-year free cash flow outlook remains $2.5 billion. The company will continue aggressive actions to reduce costs and capital expenditures, in addition to maintaining an appropriate level of investment for high-growth, high-margin businesses including seed products and photovoltaics.
                    “Most markets remain dynamic and challenging, but the actions we are taking position DuPont well for the eventual economic recovery, with a strong balance sheet, established global reach and science-based products and services that meet customers’ evolving needs,” Kullman said.
Use of Non-GAAP Measures
                    Management believes that certain non-GAAP measurements, such as free cash flow, are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.
                    DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.
Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.
# # #
7/21/09

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	$6,858	$8,837	$13,729	$17,412
Other income, net	230	442	629	637

Total	7,088	9,279	14,358	18,049

Cost of goods sold and other operating charges (a)	5,007	6,426	10,192	12,382
Selling, general and administrative expenses	907	987	1,814	1,921
Research and development expense	331	360	654	690
Interest expense	106	94	212	174
Employee separation / asset related charges, net (a)	265	—	265	—

Total	6,616	7,867	13,137	15,167

Income before income taxes	472	1,412	1,221	2,882
Provision for income taxes	51	335	311	608

Net income	421	1,077	910	2,274

Less: Net income (loss) attributable to noncontrolling interests	4	(1)	5	5

Net income attributable to DuPont	$417	$1,078	$905	$2,269

Basic earnings per share of common stock	$0.46	$1.19	$1.00	$2.51

Diluted earnings per share of common stock	$0.46	$1.18	$0.99	$2.49

Dividends per share of common stock	$0.41	$0.41	$0.82	$0.82

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	904,555,000	902,617,000	904,222,000	901,627,000
Diluted	908,045,000	910,080,000	906,853,000	908,132,000

(a)	See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)
SCHEDULE A (continued)

	June 30,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$2,157	$3,645
Marketable securities	456	59
Accounts and notes receivable, net	7,327	5,140
Inventories	3,900	5,681
Prepaid expenses	150	143
Income taxes	588	643

Total current assets	14,578	15,311
Property, plant and equipment, net of accumulated depreciation
(June 30, 2009 - $17,395; December 31, 2008 - $16,800)	11,124	11,154
Goodwill	2,138	2,135
Other intangible assets	2,630	2,710
Investment in affiliates	892	844
Other assets	3,896	4,055

Total	$35,258	$36,209

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,185	$3,128
Short-term borrowings and capital lease obligations	2,803	2,012
Income taxes	156	110
Other accrued liabilities	3,509	4,460

Total current liabilities	8,653	9,710
Long-term borrowings and capital lease obligations	7,556	7,638
Other liabilities	10,994	11,169
Deferred income taxes	148	140

Total liabilities	27,351	28,657

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at June 30, 2009 - 990,649,000; December 31, 2008 - 989,415,000	297	297
Additional paid-in capital	8,441	8,380
Reinvested earnings	10,611	10,456
Accumulated other comprehensive loss	(5,385)	(5,518)
Common stock held in treasury, at cost (87,041,000 shares at June 30, 2009 and December 31, 2008)	(6,727)	(6,727)

Total DuPont stockholders’ equity	7,474	7,125

Noncontrolling interests	433	427

Total equity	7,907	7,552

Total	$35,258	$36,209

E. I. du Pont de Nemours and Company
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
SCHEDULE A (continued)

	Six Months Ended
	June 30,
	2009	2008

Cash provided by (used for) operating activities	$45	$(433)

Investing activities
Purchases of property, plant and equipment	(719)	(892)
Investments in affiliates	(15)	(19)
Payments for businesses (net of cash acquired)	(12)	(67)
Other investing activities — net	(730)	(356)

Cash used for investing activities	(1,476)	(1,334)

Financing activities
Dividends paid to stockholders	(746)	(749)
Net increase in borrowings	714	2,443
Other financing activities — net	(25)	46

Cash (used for) provided by financing activities	(57)	1,740

Effect of exchange rate changes on cash	—	25

Decrease in cash and cash equivalents	(1,488)	(2)

Cash and cash equivalents at beginning of period	3,645	1,305

Cash and cash equivalents at end of period	$2,157	$1,303

E. I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2009	2008	2009	2008	2009	2008
1st Quarter — Total	$—	$—	$—	$—	$—	$—

2nd Quarter
2009 Restructuring charge (a)	$(340)	$—	$(227)	$—	$(0.25)	$—
2008 Restructuring adjustment (b)	75	—	53	—	0.06	—
Hurricane adjustment (c )	26	—	17	—	0.02	—
Hurricane proceeds (d)	24	—	16	—	0.02	—

2nd Quarter — Total	$(215)	$—	$(141)	$—	$(0.15)	$—

Year-to-date — Total (e)	$(215)	$—	$(141)	$—	$(0.16)	$—

(a)	Second quarter and full year 2009 included a $340 restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs, asset related charges, and other non-personnel costs. Pre-tax amounts by segment were: $(70) Coatings & Color Technologies, $(73) Electronic & Communication Technologies, $(110) Performance Materials, $(86) Safety & Protection, and $(1) Other.

(b)	Second quarter and full year 2009 included a $75 reduction in estimated costs recorded in Employee separation / asset related charges, net related to the 2008 restructuring program primarily due to the achievement of work force reductions through non-severance programs and redeployments. Pre-tax amounts by segment were: $(1) Agriculture & Nutrition, $43 Coatings & Color Technologies, $1 Electronic & Communication Technologies, $28 Performance Materials, $2 Safety & Protection, and $2 Other.

(c)	Second quarter and full year 2009 included a reduction of $26 in Cost of goods sold and other operating charges related to the reserve for Hurricane Ike recorded in 2008. The adjustment results primarily from lower than estimated inventory and permanent investment write-offs. Pre-tax amount of $26 relates to the Performance Materials segment.

(d)	Second quarter and full year 2009 included a $24 benefit in Cost of goods sold and other operating charges resulting from initial insurance recoveries relating to the damage from Hurricane Ike in 2008. Pre-tax amount of $24 relates to the Performance Materials segment.

(e)	Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Six Months Ended
	June 30,		June 30,
SEGMENT SALES (1)	2009	2008	2009	2008
Agriculture & Nutrition	$2,613	$2,541	$5,675	$5,424
Coatings & Color Technologies	1,383	1,867	2,539	3,512
Electronic & Communication Technologies	795	1,074	1,491	2,100
Performance Materials	1,087	1,810	2,029	3,523
Safety & Protection	998	1,583	2,031	2,948
Other	31	44	59	84

Total Segment sales	$6,907	$8,919	$13,824	$17,591

Elimination of transfers	(49)	(82)	(95)	(179)

Consolidated net sales	$6,858	$8,837	$13,729	$17,412

(1)	Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C (continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PRETAX OPERATING INCOME/(LOSS) (PTOI)	2009	2008	2009	2008
Agriculture & Nutrition	$580	$504	$1,432	$1,290
Coatings & Color Technologies	106	247	87	437
Electronic & Communication Technologies	(35)	170	(89)	345
Performance Materials	5	223	(141)	442
Safety & Protection	(13)	302	59	574

Total Growth Platforms	643	1,446	1,348	3,088

Pharmaceuticals	272	265	524	500
Other	(43)	1	(87)	(25)

Total Segment PTOI	$872	$1,712	$1,785	$3,563

Net exchange losses (1)	(144)	(29)	(74)	(184)
Corporate expenses & net interest	(256)	(271)	(490)	(497)

Income before income taxes	$472	$1,412	$1,221	$2,882

	Three Months Ended		Six Months Ended
	June 30,		June 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2009	2008	2009	2008
Agriculture & Nutrition	$(1)	$—	$(1)	$—
Coatings & Color Technologies	(27)	—	(27)	—
Electronic & Communication Technologies	(72)	—	(72)	—
Performance Materials	(32)	—	(32)	—
Safety & Protection	(84)	—	(84)	—
Other	1	—	1	—

Total significant items by segment	$(215)	$—	$(215)	$—

	Three Months Ended		Six Months Ended
	June 30,		June 30,
PTOI EXCLUDING SIGNIFICANT ITEMS	2009	2008	2009	2008
Agriculture & Nutrition	$581	$504	$1,433	$1,290
Coatings & Color Technologies	133	247	114	437
Electronic & Communication Technologies	37	170	(17)	345
Performance Materials	37	223	(109)	442
Safety & Protection	71	302	143	574

Total Growth Platforms	859	1,446	1,564	3,088

Pharmaceuticals	272	265	524	500
Other	(44)	1	(88)	(25)

Total Segment PTOI excluding significant items	$1,087	$1,712	$2,000	$3,563

(1)	Net after-tax exchange activity for the three months ended June 30, 2009 and 2008 were losses of $41 and $37, respectively. Net after-tax exchange activity for the six months ended June 30, 2009 and 2008 were losses of $74 and $51, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

(2)	See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D
Summary of Earnings Comparisons

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
	2009	2008	Change	2009	2008	Change

Segment PTOI	$872	$1,712	-49%	$1,785	$3,563	-50%
Significant items charge included in PTOI (per Schedule B)	215	—		215	—

Segment PTOI excluding significant items	$1,087	$1,712	-37%	$2,000	$3,563	-44%

Net income attributable to DuPont	$417	$1,078	-61%	$905	$2,269	-60%
Significant items charge included in net income attributable to DuPont (per Schedule B)	141	—		141	—

Net income attributable to DuPont excluding significant items	$558	$1,078	-48%	$1,046	$2,269	-54%

EPS	$0.46	$1.18	-61%	$0.99	$2.49	-60%
Significant items charge included in EPS (per Schedule B)	0.15	—		0.16	—

EPS excluding significant items	$0.61	$1.18	-48%	$1.15	$2.49	-54%

Average number of diluted shares outstanding	908,045,000	910,080,000	-0.2%	906,853,000	908,132,000	-0.1%
Reconciliation of Earnings Per Share (EPS) Outlooks

	Year Ended
	December 31,
	2009	2008
	Outlook	Actual
Earnings per share — excluding significant items	$1.70 - $2.10	$2.78
Significant items included in EPS(1):
2009 Restructuring charge	(0.25)	—
2008 Restructuring credit (charge)	0.06	(0.42)
Hurricane credit (charge)	0.02	(0.16)
Hurricane proceeds	0.02	—

Net charge for significant items	(0.16)	(0.58)

Reported EPS	$1.54 - $1.94	$2.20

Calculation of Free Cash Flow

	Six Months Ended
	June 30,
	2009	2008
Cash provided by (used for) operating activities	$45	$(433)
Less: Purchases of property, plant and equipment	719	892

Free cash flow	$(674)	$(1,325)

(1)	See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Reconciliations of EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Income before income taxes	$472	$1,412	$1,221	$2,882
Less: Net income (loss) attributable to noncontrolling interests	4	(1)	5	5
Add: Interest expense	106	94	212	174

Adjusted EBIT	574	1,507	1,428	3,051
Add: Depreciation and amortization	389	370	788	750

Adjusted EBITDA	$963	$1,877	$2,216	$3,801

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Total charges and expenses — consolidated income statements	$6,616	$7,867	$13,137	$15,167
Remove:
Interest expense	(106)	(94)	(212)	(174)
Variable costs (1)	(3,336)	(4,542)	(6,770)	(8,682)
Significant items — charge (2)	(215)	—	(215)	—

Fixed costs	$2,959	$3,231	$5,940	$6,311

Consolidated net sales	$6,858	$8,837	$13,729	$17,412

Fixed costs as a percent of consolidated net sales	43.1%	36.6%	43.3%	36.2%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Exchange Gains/Losses
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pretax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Subsidiary/Affiliate Monetary Position Gain/(Loss)
Pretax exchange gains (losses) (includes equity affiliates)	$224	$58	$98	$209
Local tax benefits (expenses)	(25)	(38)	(57)	(4)

Net after-tax impact from subsidiary exchange gains (losses)	$199	$20	$41	$205

Hedging Program Gain/(Loss)
Pretax exchange gains (losses)	$(368)	$(87)	$(172)	$(393)
Tax benefits (expenses)	128	30	57	137

Net after-tax impact from hedging program exchange gains (losses)	$(240)	$(57)	$(115)	$(256)

Total Exchange Gain/(Loss)
Pretax exchange gains (losses)	$(144)	$(29)	$(74)	$(184)
Tax benefits (expenses)	103	(8)	—	133

Net after-tax exchange gains (losses)	$(41)	$(37)	$(74)	$(51)

As shown above, the “Total Exchange Gain/(Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain/(Loss)” and the “Hedging Program Gain/(Loss).”
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Income before income taxes	$472	$1,412	$1,221	$2,882
Add: Significant items	215	—	215	—
Less: Net exchange gains (losses)	(144)	(29)	(74)	(184)

Income before income taxes, significant items and exchange gains/losses	$831	$1,441	$1,510	$3,066

Provision for income taxes	$51	$335	$311	$608
Add: Tax benefit on significant items	74	—	74	—
Tax benefits (expenses) on exchange gains/losses	103	(8)	—	133

Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$228	$327	$385	$741

Effective income tax rate	10.8%	23.7%	25.5%	21.1%
Significant items effect	7.4%	0.0%	1.3%	0.0%

Tax rate before significant items	18.2%	23.7%	26.8%	21.1%
Exchange gains (losses) effect	9.2%	(1.0)%	(1.3)%	3.1%

Base income tax rate	27.4%	22.7%	25.5%	24.2%